Exhibit 3.11

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation (PURSUANT TO NRS 78.1955(6))	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180506547-18
Filing Date and Time 11/26/2018 3:21 PM
Entity Number C2590-2004

USE BLACK INK ONLY -DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of
Certificate of Designation
for Nevada Profit Corporations

(Pursuant to NRS 78.1955(6))

1. Name of corporation:

Quantum Energy, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Resolved, that (i) the previously approved Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, par value $0.001 per share, is hereby cancelled and of no force and effect and (ii) that such previously designated 1,000,000 shares of Preferred Stock shall be returned and held in the Company’s treasury as undesignated and unclassified shares of Preferred Stock for future issuance with such designations, rights and preferences as may hereinafter be approved by the Board; and Resolved, that (i) the previously approved Certificate of Designations, Preferences and Rights of the 6% Series B Convertible Preferred Stock, par value $0.001 per share, is hereby cancelled and of no force and effect and (ii) that such previously designated 200,000 shares of Preferred Stock shall be returned and held in the Company’s treasury as undesignated and unclassified shares of Preferred Stock for future issuance with such designations, rights and preferences as may hereinafter be approved by the Board.

3.  No shares of the class or series of stock being withdrawn are outstanding.

4.  Signature: (required)

Signature of Officer

Filing Fee: $175.000

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Withdrawal of Designation
Revised: 1-5-15